Exhibit 99.1

FOR IMMEDIATE RELEASE

CORE LAB REPORTS THIRD QUARTER 2026 RESULTS:

•
REVENUE OF $132.1 MILLION, UP 6% SEQUENTIALLY AND DOWN 2% YEAR-OVER-YEAR
•
OPERATING INCOME OF $12.1 MILLION; EX-ITEMS, $12.6 MILLION, UP 35% SEQUENTIALLY AND DOWN 24% YEAR-OVER-YEAR
•
GAAP EARNINGS PER SHARE OF $0.12; EPS EX-ITEMS OF $0.16, UP 46% SEQUENTIALLY AND DOWN 27% YEAR-OVER-YEAR
•
FREE CASH FLOW OF $1.7 MILLION
•
COMPANY REPURCHASED 87,873 SHARES OF COMMON STOCK, FOR $1.1 MILLION AGGREGATE PURCHASE PRICE
•
COMPANY ANNOUNCES Q4 2026 QUARTERLY DIVIDEND

HOUSTON (October 28, 2026)—Core Laboratories Inc. (NYSE: "CLB") ("Core," "Core Lab," or the "Company") reported third quarter 2026 revenue of $132,100,000. Core’s operating income was $12,100,000, with earnings per diluted share (“EPS”) of $0.12, all in accordance with U.S. generally accepted accounting principles ("GAAP"). Operating income, ex-items, a non-GAAP financial measure, was $12,600,000, yielding operating margins of 10% with sequential incremental margins of 43%, and EPS, ex-items, of $0.16. A full reconciliation of non-GAAP financial measures is included in the attached financial tables.

Core’s CEO, Larry Bruno, stated, “Our third quarter results delivered sequential revenue growth across both of our operating segments. International revenue was up in Europe-Africa, Asia-Pacific, Latin America, and the Middle East. There was a gradual improvement in activity in the Middle East, particularly late in the quarter. Improving demand across these international regions drove Reservoir Description revenue higher during the quarter, just above the top end of our guidance range. Production Enhancement’s revenue growth was led by strong U.S. product sales, which benefited from modestly improved U.S. land completion activity and increased adoption of our proprietary completion technologies. International product sales also strengthened sequentially.

Looking at the mid to long term, we see our key international regions positioned for growth, including long-cycle offshore exploration and appraisal projects. Face-to-face meetings with clients throughout Asia-Pacific during the third quarter reinforced our view that the region is entering a period of sustained activity growth, with projects advancing across both conventional and unconventional plays. Core Lab's established global network has the Company well-positioned to support these programs. Although geopolitical conflicts in the Middle East and Russia-Ukraine still affect portions of our business, we are encouraged by improving demand and project momentum across our global client base.”

Reservoir Description

Reservoir Description operations are closely correlated with trends in international and offshore activity levels, with approximately 80% of revenue sourced from projects originating outside the United States. Revenue for Reservoir Description in the third quarter of 2026 was $84,300,000, up 7% sequentially and down 4% year-over-year. Operating income on a GAAP basis was $7,700,000. Operating income, ex-items, was $8,100,000, yielding operating margins of 10% and strong sequential incremental margins of 78%.

Sequential revenue growth was driven by increased international demand for the Company's laboratory services, led by project work in Europe-Africa, Asia-Pacific, Latin America and the Middle East. Demand for assay services in the Middle East showed modest improvement late in the quarter but remained below pre-conflict levels. Ongoing geopolitical instability and associated sanctions in the Middle East and Russia-Ukraine continued to weigh on demand for these services.

During the third quarter of 2026, following the successful completion of an initial reservoir characterization study, a leading national oil company in the Middle East awarded Core Lab an expanded analytical program to evaluate its unconventional reservoirs. The initial study combined Core’s proprietary technologies and integrated laboratory workflows to determine reservoir quality and fluid saturations. The expanded program will utilize Core Lab’s PRISM™ workflow, together with the Company’s proprietary High Frequency NMR, NANO-k™ 100 Nano Permeametry, and Shale Matrix Permeameter (“SMP-200™”) technologies. By integrating these laboratory measurements with other petrophysical and geological data, Core Lab is characterizing rock properties and fluid saturations, while also differentiating movable and immovable hydrocarbons. These datasets will assist the operator in evaluating hydrocarbon production potential and support development planning.

Also, during the third quarter of 2026, Omega Oil and Gas engaged Core’s team to evaluate more than 360 feet of conventional core and sidewall cores from two appraisal wells in Queensland’s Taroom Trough in the Bowen Basin. High-quality whole core recovered from multiple hydrocarbon-bearing stratigraphic horizons are undergoing a comprehensive reservoir characterization program at Core Lab’s Advanced Technology Center in Perth, Australia. Upon arrival at the laboratory, the cores were scanned using the Company’s proprietary, non-invasive Dual Energy Computed Tomography technology. This technology provides early lithologic and petrophysical data to support the operator’s initial assessment of potential pay intervals ahead of traditional physical laboratory measurements. The ongoing analytical program will combine these datasets to characterize reservoir quality and calibrate well logs, supporting Omega’s appraisal of the resource. Core Lab is pleased to be assisting Omega Oil and Gas and its technical experts in the evaluation of this emerging play.

Production Enhancement

Production Enhancement operations, which are focused on complex completions in unconventional and conventional oil and gas reservoirs in the U.S., as well as projects across the globe, posted third quarter 2026 revenue of $47,800,000, up 4% sequentially and 3% year-over-year. Operating income for the third quarter on a GAAP basis was $4,300,000. Operating income, ex-items, was $4,400,000, yielding operating margins of 9%.

Sequential revenue growth was led by product sales, which rose 14%, with increases in both U.S. land and international markets. In the U.S., sales benefited from increased demand for the Company's completion products and growing adoption of its proprietary completion technologies. International product sales grew across Europe, Asia-Pacific and the Middle East. These gains were partially offset by the timing of diagnostic service activity in the Gulf of America, as several large projects originally scheduled for the third quarter were delayed, impacting both revenue and operating margins.

During the third quarter of 2026, a North American oilfield service company engaged Core Lab to enhance the efficiency and precision of its perforating operations. Core supplied its proprietary AERO FLEX™, AERO POINT™, and AERO SET™ technologies, together with field implementation support. The integrated AERO™ platform enabled the client to configure perforating assemblies for varying well requirements, simplifying assembly and redress procedures, and precisely orienting perforating charges within the wellbore. These engineered capabilities reduce preparation time and improve placement accuracy while supporting more consistent execution across multiple completion programs. Following successful field deployment, the client is expanding adoption of the AERO™ product family throughout its North American operations.

Also during the third quarter, a Brazilian independent oil and gas operator focused on revitalizing mature onshore fields engaged Core Lab to support a waterflood optimization project. To improve sweep efficiency, the operator implemented a polymer treatment followed by a conventional waterflood traced with Core’s proprietary SpectraFlood™ technology. Analysis of produced water samples collected across the field showed delayed tracer breakthrough, indicating the polymer treatment was effective in slowing flood-front movement as intended. Given these results, the operator is expanding its use of Core Lab’s flood diagnostic technology throughout its portfolio of more than 50 conventional assets, enhancing revenue opportunities for the Company in South America.

Liquidity, Free Cash Flow, Share Repurchases, and Dividend

Core continues to focus on maximizing free cash flow ("FCF"), a non-GAAP financial measure defined as cash from operations less capital expenditures. For the third quarter of 2026, cash from operations was $5,000,000, and capital expenditures associated with operations were $3,300,000, yielding FCF of $1,700,000. Certain raw materials used in the manufacturing of perforating systems have increased the cost of carrying inventory. Additionally, activity for both operating segments increased as we exited the third quarter of 2026, resulting in a higher level of accounts receivable at the end of the quarter. These two factors resulted in an increase of working capital as of September 30, 2026.

As previously disclosed, a fire in February 2024 damaged a building at Core Lab's Advanced Technology Center in Aberdeen, Scotland, and the related losses are covered by the Company's property and casualty insurance. Insurance proceeds, along with capital expenditures to replace equipment and restore the building, are reported separately within investing activities in the cash flow statement and are excluded from the calculation of FCF. These capital expenditures were approximately $500,000 in the third quarter of 2026.

In the third quarter of 2026, Core Lab repurchased 87,873 shares at an aggregate purchase price of approximately $1,100,000.

As of September 30, 2026, Core’s net debt (defined as long-term debt less cash and cash equivalents) was $93,400,000, a reduction of $200,000. Also during the third quarter of 2026, the Company’s leverage ratio (calculated as total net debt divided by trailing twelve months adjusted EBITDA) was under 1.50. The Company remains focused on executing its strategic initiatives and continues to evaluate the allocation of capital between debt reduction and other uses of free cash that return value to shareholders.

On July 29, 2026, Core’s Board of Directors ("Board") announced a quarterly cash dividend of $0.01 per share of common stock, which was paid on August 31, 2026, to shareholders of record on August 10, 2026.

On October 28, 2026, the Board approved a cash dividend of $0.01 per share of common stock, payable on November 30, 2026, to shareholders of record on November 9, 2026.

Return on Invested Capital

The Board and the Company's executive management remain focused on strategies that maximize return on invested capital ("ROIC") and FCF, measures the Company believes are closely correlated with total shareholder return. Core's asset-light business model and disciplined approach to capital allocation are intended to promote capital efficiency and deliver superior, more predictable ROIC over the long term.

The Board has established an internal metric to demonstrate ROIC performance relative to the oilfield services companies listed as Core's Comp Group by Bloomberg, as the Company continues to believe superior ROIC will result in higher total shareholder return. Using Bloomberg’s formula, Core Lab’s ROIC for the third quarter of 2026 was 5.9%.

Industry and Core Lab Outlook and Guidance

Ongoing geopolitical conflicts in the Middle East and Russia-Ukraine, along with associated sanctions, continued to disrupt the transportation and trading of crude oil and refined products during the third quarter of 2026. Although cargo traffic through the Strait of Hormuz gradually improved late in the third quarter, crude oil supply remained significantly disrupted, creating near-term volatility in commodity prices and uncertainty around the timing of upstream client activity. These geopolitical events also impacted upstream operations and slowed the pace of client projects.

Higher energy prices and constrained availability of certain petroleum products have weighed on crude oil demand in the near term. Looking ahead, the IEA, EIA and OPEC all anticipate strong global crude oil demand growth in 2027 as supply disruptions ease and trade flows normalize. Short-cycle U.S. onshore activity is more sensitive to crude oil price volatility, while large-scale international projects are expected to be more resilient and proceed as planned, unless directly impacted by regional conflicts. Overall, the Company believes the historic disruption to the global supply of oil and gas caused by the Middle East conflict will support improved activity in 2027, and a long-term growth cycle for oilfield services. Natural production declines from existing fields, the need to rebuild depleted global inventories, and clients’ increasing focus on reserve replacement, underscores the importance of investment in new sources of production and in maximizing recovery from existing fields. Core Lab’s reservoir characterization and production optimization technologies support operators in evaluating new resources, reducing development risk, and improving recovery from producing reservoirs.

For the fourth quarter of 2026, Core Lab expects revenue to remain relatively flat sequentially, reflecting continued disruptions in the Middle East. Early in the fourth quarter, attacks affected client operations in the region and have already resulted in some project delays.

In the U.S., Core expects the customary year-end seasonal moderation in land completion activity, partially offset by sequential improvement in diagnostic services. A sequential increase in Production Enhancement service activity is expected to drive growth quarter over quarter.

Although recovery in certain Middle East countries remains difficult to predict, Core Lab’s international laboratory network, proprietary technologies, and specialized expertise position the Company to capitalize on emerging opportunities across global markets.

Reservoir Description’s fourth quarter 2026 revenue is projected to range from $81,000,000 to $85,000,000, with operating income of $5,100,000 to $8,300,000. Production Enhancement’s fourth quarter revenue is estimated to range from $47,500,000 to $49,500,000, with operating income of $5,500,000 to $6,700,000. Core’s fourth quarter 2026 revenue is projected to range from $128,500,000 to $134,500,000, with operating income of $10,700,000 to $15,100,000, yielding operating margins of approximately 10%. EPS for the fourth quarter of 2026 is expected to be $0.12 to $0.20.

The Company’s guidance is based on projections for underlying operations and excludes gains and losses in foreign exchange, and assumes an effective tax rate of 25%.

Earnings Call Scheduled

The Company has scheduled a conference call to discuss Core's third quarter 2026 earnings announcement. The call will begin at 7:30 a.m. CDT / 8:30 a.m. EDT on Thursday, October 29, 2026. To access the listen-only webcast, visit www.corelab.com/investors 15 minutes before the start of the call. For those not available to listen to the live webcast, a replay and transcript will be available on the Company’s website shortly after the call. Analysts may contact investor.relations@corelab.com for conference call dial-in information.

Core Laboratories Inc. is a leading provider of proprietary and patented reservoir description and production enhancement services and products used to optimize petroleum reservoir performance. The Company has over 70 offices in more than 50 countries and is located in every major oil-producing province in the world. This release, as well as other statements Core Lab makes, includes forward-looking statements regarding the Company’s future revenue, profitability, business strategies and developments, demand for the Company’s products and services and for products and services of the oil and gas industry generally, made in reliance upon the safe harbor provisions of Federal securities law. The Company's outlook is subject to various important cautionary factors, including risks and uncertainties related to the oil and natural gas industry, business and general economic conditions, including inflationary pressures, the impact of tariffs, supply chain disruptions, trade policies and sanctions, international civil unrest or geopolitical tensions, including the continuing armed conflict between Russia and Ukraine, escalation of military conflict between the United States, Israel and Iran, and political conditions in South America, most recently in Venezuela, severe weather events, the severity and duration of public health crises, and any related actions taken by businesses and governments, and other factors as more fully described in the Company's most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission. These important factors could cause the Company's actual results to differ materially from those described in these forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, some of which are not under the control of the Company. Because the information herein is based solely on data currently available, and because it is subject to change as a result of changes in conditions over which the Company has no control or influence, such forward-looking statements should not be viewed as assurance regarding the Company's future performance.

The Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Visit the Company's website at www.corelab.com.

For more information, contact:

Gwen Gresham - SVP Corporate Development and Investor Relations

Phone: +1 713 328 6210

E-mail: investor.relations@corelab.com

CORE LABORATORIES INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			% Variance
	September 30, 2026	June 30, 2026	September 30, 2025	vs. Q2-26	vs. Q3-25
REVENUE	$132,077	$124,609	$134,521	6.0%	(1.8)%

OPERATING EXPENSES:
Costs of services and product sales	105,092	101,371	104,901	3.7%	0.2%
General and administrative expense	11,268	10,953	10,688	2.9%	5.4%
Depreciation and amortization	3,724	3,825	3,594	(2.6)%	3.6%
Other (income) expense, net	(72)	(691)	(5,590)	NM	NM
Total operating expenses	120,012	115,458	113,593	3.9%	5.7%

OPERATING INCOME	12,065	9,151	20,928	31.8%	(42.3)%
Interest expense	2,786	2,846	2,650	(2.1)%	5.1%
Income before income taxes	9,279	6,305	18,278	47.2%	(49.2)%
Income tax expense	3,816	507	3,754	652.7%	1.7%
Net income	5,463	5,798	14,524	NM	(62.4)%
Net income (loss) attributable to non-controlling interest	19	(158)	285	NM	NM
Net income attributable to Core Laboratories Inc.	$5,444	$5,956	$14,239	(8.6)%	(61.8)%

Diluted earnings per share	$0.12	$0.12	$0.31	—%	(61.3)%

Diluted earnings per share attributable to Core Laboratories Inc.	$0.12	$0.13	$0.30	(7.7)%	(60.0)%

Diluted weighted average common shares outstanding	46,711	46,878	47,078	(0.4)%	(0.8)%

Effective tax rate	41%	8%	21%	NM	NM

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$84,318	$78,747	$88,224	7.1%	(4.4)%
Production Enhancement	47,759	45,862	46,297	4.1%	3.2%
Consolidated	$132,077	$124,609	$134,521	6.0%	(1.8)%

Operating income:
Reservoir Description	$7,703	$3,678	$16,574	109.4%	(53.5)%
Production Enhancement	4,327	5,228	4,379	(17.2)%	(1.2)%
Corporate and Other	35	245	(25)	NM	NM
Consolidated	$12,065	$9,151	$20,928	31.8%	(42.3)%

"NM" means not meaningful

CORE LABORATORIES INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30,		% Variance
	2026	2025
REVENUE	$378,483	$388,265	(2.5)%

OPERATING EXPENSES:
Costs of services and product sales	308,536	308,071	0.2%
General and administrative expense	36,939	34,799	6.1%
Depreciation and amortization	11,313	10,981	3.0%
Other (income) expense, net	(1,408)	(6,222)	NM
Total operating expenses	355,380	347,629	2.2%

OPERATING INCOME	23,103	40,636	(43.1)%
Interest expense	8,523	7,963	7.0%
Income before income taxes	14,580	32,673	(55.4)%
Income tax expense	4,072	7,411	(45.1)%
Net income	10,508	25,262	(58.4)%
Net income (loss) attributable to non-controlling interest	(103)	541	NM
Net income attributable to Core Laboratories Inc.	$10,611	$24,721	(57.1)%

Diluted earnings per share	$0.22	$0.53	(58.5)%

Diluted earnings per share attributable to Core Laboratories Inc.	$0.23	$0.52	(55.8)%

Diluted weighted average common shares outstanding	46,883	47,381	(1.1)%

Effective tax rate	28%	23%	NM

SEGMENT INFORMATION:

Revenue:
Reservoir Description	$244,996	$255,401	(4.1)%
Production Enhancement	133,487	132,864	0.5%
Total	$378,483	$388,265	(2.5)%

Operating income:
Reservoir Description	$12,527	$31,116	(59.7)%
Production Enhancement	10,359	9,030	14.7%
Corporate and Other	217	490	NM
Total	$23,103	$40,636	(43.1)%

"NM" means not meaningful

CORE LABORATORIES INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

				% Variance
ASSETS:	September 30, 2026	June 30, 2026	December 31, 2025	vs. Q2-26	vs. Q4-25

Cash and cash equivalents	$21,376	$22,735	$22,702	(6.0)%	(5.8)%
Accounts receivable, net	115,573	108,817	113,528	6.2%	1.8%
Inventories	60,699	57,961	54,496	4.7%	11.4%
Other current assets	27,407	24,847	23,939	10.3%	14.5%
Total current assets	225,055	214,360	214,665	5.0%	4.8%

Property, plant and equipment, net	100,840	100,390	99,447	0.4%	1.4%
Right of use assets	51,145	52,870	54,346	(3.3)%	(5.9)%
Intangibles, goodwill and other long-term assets, net	216,478	219,158	215,552	(1.2)%	0.4%
Total assets	$593,518	$586,778	$584,010	1.1%	1.6%

LIABILITIES AND EQUITY:

Accounts payable	$40,012	$40,163	$37,275	(0.4)%	7.3%
Short-term operating lease liabilities	11,718	11,940	11,456	(1.9)%	2.3%
Other current liabilities	51,002	48,947	57,284	4.2%	(11.0)%
Total current liabilities	102,732	101,050	106,015	1.7%	(3.1)%

Long-term debt, net	112,447	113,861	110,255	(1.2)%	2.0%
Long-term operating lease liabilities	37,806	39,314	42,309	(3.8)%	(10.6)%
Other long-term liabilities	56,443	53,784	53,223	4.9%	6.1%

Total equity	284,090	278,769	272,208	1.9%	4.4%
Total liabilities and equity	$593,518	$586,778	$584,010	1.1%	1.6%

CORE LABORATORIES INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,508	$25,262
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	7,218	6,023
Depreciation and amortization	11,313	10,981
Changes in value of life insurance policies	(1,251)	(1,851)
Deferred income taxes	1,232	(4,573)
Accounts receivable	(2,179)	(615)
Inventories	(6,822)	(1,268)
Accounts payable	2,674	1,284
Accrued expenses	(3,598)	(3,370)
Other adjustments to net income	(2,352)	(2,788)
Net cash provided by operating activities	16,743	29,085

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures - operations	(11,381)	(8,265)
Capital expenditures - rebuilding of Aberdeen facility	(2,990)	(2,672)
Net proceeds from insurance recovery	139	9,951
Acquisitions, net of cash acquired	—	(617)
Proceeds from sale of assets	3,144	2,348
Net proceeds on life insurance policies	557	778
Other investing activities	18	(2)
Net cash provided by (used in) investing activities	(10,513)	1,521

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(93,250)	(47,000)
Proceeds from long-term debt	95,000	36,000
Debt issuance costs	—	(1,706)
Dividends paid	(1,379)	(1,403)
Repurchase of common stock	(7,740)	(9,770)
Other financing activities	(187)	(255)
Net cash used in financing activities	(7,556)	(24,134)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,326)	6,472
CASH AND CASH EQUIVALENTS, beginning of period	22,702	19,157
CASH AND CASH EQUIVALENTS, end of period	$21,376	$25,629

Non-GAAP Information

Management believes that the exclusion of certain income and expenses enables it to evaluate more effectively the Company's operations period-over-period and to identify operating trends that could otherwise be masked by the excluded Items. For this reason, management uses certain non-GAAP measures that exclude these Items and believes that this presentation provides a clearer comparison with the results reported in prior periods. The non-GAAP financial measures should be considered in addition to, and not as a substitute for, the financial results prepared in accordance with GAAP, as more fully discussed in the Company's financial statements and filings with the Securities and Exchange Commission.

Reconciliation of Operating Income, Net Income and Diluted Earnings Per Share Attributable to Core Laboratories Inc.

(In thousands, except per share data)

(Unaudited)

	Operating Income
	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
GAAP reported	$12,065	$9,151	$20,928
Inventory and asset write-downs, lease termination, other exit costs and severance (2)	—	—	601
Insurance recovery on property, plant and equipment (3)	—	—	(5,252)
Foreign exchange losses (gains)	548	219	354
Excluding specific items	$12,613	$9,370	$16,631

	Net Income Attributable to Core Laboratories Inc.
	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
GAAP reported	$5,444	$5,956	$14,239
Inventory and asset write-downs, lease termination, other exit costs and severance (2)	—	—	451
Insurance recovery on property, plant and equipment (3)	—	—	(3,939)
Foreign exchange losses (gains)	411	165	265
Effect of higher (lower) tax rate (4)	1,496	(1,070)	(815)
Excluding specific items	$7,351	$5,051	$10,201

	Diluted Earnings Per Share Attributable to Core Laboratories Inc.
	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026
GAAP reported	$0.12	$0.13	$0.30	$0.23
Stock compensation (1)	—	—	—	0.06
Inventory and asset write-downs, lease termination, other exit costs and severance (2)	—	—	0.01	0.01
Insurance recovery on property, plant and equipment (3)	—	—	(0.08)	—
Foreign exchange losses (gains)	0.01	—	0.01	0.01
Effect of higher (lower) tax rate (4)	0.03	(0.02)	(0.02)	0.01
Excluding specific items	$0.16	$0.11	$0.22	$0.32

(1) The nine months ended September 30, 2026 includes the acceleration of stock compensation expense associated with employees reaching eligible retirement age.
(2) The nine months ended September 30, 2026 includes the write-down of leasehold improvements and lease exit costs. The three months ended September 30, 2025 includes write-down of inventory.
(3) The three months ended September 30, 2025 includes an insurance recovery associated with the fire at the Aberdeen, U.K. facility.
(4) The three months ended September 30 and June 30, 2026 and September 30, 2025 reflect tax expense at a normalized rate of 25%.

Segment Information

(In thousands)

(Unaudited)

	Operating Income
	Three Months Ended September 30, 2026
	Reservoir Description	Production Enhancement	Corporate and Other
GAAP reported	$7,703	$4,327	$35
Foreign exchange losses (gains)	393	69	86
Excluding specific items	$8,096	$4,396	$121

Return on Invested Capital

Return on Invested Capital ("ROIC") is presented based on management's belief that this non-GAAP measure is useful to investors and management when comparing profitability and the efficiency with which capital has been employed over time relative to other companies. The Board has established an internal metric to demonstrate ROIC performance relative to the oilfield service companies listed as Core's Comp Group by Bloomberg. ROIC is not a measure of financial performance under GAAP and should not be considered as an alternative to net income.

ROIC of 5.9% is defined by Bloomberg as Net Operating Profit After Tax ("NOPAT") of $23.4 million divided by Average Total Invested Capital ("Average TIC") of $397.2 million, where NOPAT is defined as GAAP net income before non-controlling interest plus the sum of income tax expense, interest expense, and pension expense, less the sum of pension service cost and tax effect on income before interest and tax expense for the last four quarters. Average TIC is defined as the average of beginning and ending periods' GAAP stockholders' equity, plus the sum of net long-term debt, lease liabilities, and allowance for credit losses, net of deferred taxes and income taxes payable.

Free Cash Flow

Core uses the non-GAAP financial measure of free cash flow to evaluate its cash flows and results of operations. Free cash flow is defined as net cash provided by operating activities (which is the most directly comparable GAAP measure) less cash paid for capital expenditures - operations. Management believes that free cash flow provides useful information to investors regarding the cash available in the period in excess of Core’s needs to fund its capital expenditures and operating activities. Free cash flow is not a measure of operating performance under GAAP and should not be considered in isolation nor construed as an alternative to operating income, net income, or cash flows from operating, investing, or financing activities, each as determined in accordance with GAAP. Free cash does not represent residual cash available for distribution because Core may have other non-discretionary expenditures that are not deducted from the measure. Moreover, since free cash flow is not a measure determined in accordance with GAAP and thus is susceptible to varying interpretations and calculations, free cash flow as presented may not be comparable to similarly titled measures presented by other companies.

Computation of Free Cash Flow

(In thousands)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2026	September 30, 2026
Net cash provided by operating activities	$4,969	$16,743
Capital expenditures - operations	(3,246)	(11,381)
Free cash flow	$1,723	$5,362

###